UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
August 9, 2005

PACIFIC ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	313345	68-0490580
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5900 Cherry Avenue
Long Beach, CA  90805
(Address of principal executive office)

(562) 728-2800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On Tuesday, August 9, 2005, Pacific Energy Partners, L.P. (the “Partnership”), entered into a privately negotiated Common Unit Purchase Agreement (the “Common Unit Purchase Agreement”) with Tortoise Energy Capital Corporation, Tortoise Energy Infrastructure Corporation, Kayne Anderson Energy Total Return Fund, Inc., Structured Finance Americas LLC, Fiduciary/Claymore MLP Opportunity Fund, Energy Income and Growth Fund, The Cushing Fund, LP and Strome MLP Fund, LP (the “Purchasers”), which provides for the Partnership to issue and sell 4,300,000 common units representing limited partner interests (“Common Units”) in the Partnership to the Purchasers.  The purchase price per Common Unit will be $30.75 per Common Unit and was based on market conditions in mid-July 2005.  If the closing of the sale of the Common Units occurs after the record date for distributions by the Partnership to its unitholders in respect of the third quarter of 2005, the purchase price per Common Unit will be reduced by the amount of such distribution.  The Partnership has paid each Purchaser a commitment fee equal to 1% of the total purchase price to be paid by such Purchaser for the Common Units to be purchased by it, without regard to the potential purchase price reduction.

The Common Unit Purchase Agreement was entered into to fund a portion of the purchase price for the acquisition of the storage and pipeline assets from subsidiaries of Valero L.P. (the “Valero Assets”), which the Partnership announced on July 5, 2005, and which is expected to close by the end of September, 2005.  The closing of the sale of Common Units pursuant to the Common Unit Purchase Agreement is contingent on and will occur concurrently with the closing of the acquisition of the Valero Assets.

Each of the Purchasers has agreed not to sell any of the Common Units it acquires under the Common Unit Purchase Agreement until the expiration of 180 days after the closing of the purchase and sale of such Common Units.

The Partnership has agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers on the closing date to allow for the registered resale by the Purchasers of the Common Units after the 180 day lock-up.  Pursuant to the Registration Rights Agreement, the Partnership will agree to file a shelf registration statement for the resale of the Common Units within 90 days after the issue date of the Common Units and to use commercially reasonable efforts to cause the shelf registration statement to become or be declared effective by the SEC within 180 days after the issue date.

The descriptions of the Common Unit Purchase Agreement and the Registration Rights Agreement above do not purport to be complete and are qualified in their entirety by reference to the complete text of the Common Unit Purchase Agreement, which contains the form of Registration Rights Agreement as Exhibit A thereto, a copy of which is filed as an Exhibit to this Form 8-K and is incorporated herein by reference.

ITEM 3.02             UNREGISTERED SALES OF EQUITY SECURITIES.

On August 9, 2005, the Partnership entered into a privately negotiated Common Unit Purchase Agreement with the Purchasers, which provides for the Partnership to issue the 4,300,000 Common Units to the Purchasers for an aggregate purchase price of $132.2 million, subject to a reduction in the purchase price per Common Unit if the closing of the sale of the Common Units occurs after the record date for distributions by the Partnership to its unitholders in respect of the third quarter of 2005.  The Partnership will pay a commission of 1.25% of the purchase price it receives upon closing of the sale to Lehman Brothers, Inc.  The Common Units will be issued and sold by the Partnership in private transactions exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.  For additional information about these Common Unit Purchase Agreement, see also Item 1.01 of this Form 8-K.

ITEM  7.01    REGULATION FD DISCLOSURE

Attached as Exhibit 99.1 is a copy of a press release, dated August 9, 2005, announcing Pacific Energy Partners, L.P. private placement of equity.

The information in Item 7.01 of this report is being furnished, not filed, pursuant to Regulation FD.  Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by the Partnership under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

10.1	Common Unit Purchase Agreement dated as of August 9, 2005 between Pacific Energy Partners, L.P. and the Purchasers Named Therein.

99.1*	Press Release of Pacific Energy Partners, L.P., dated August 9, 2005.

* This Press Release is being furnished and not filed, pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFIC ENERGY PARTNERS, L.P.

By:	PACIFIC ENERGY GP, LP,
its general partner

	By:	PACIFIC ENERGY MANAGEMENT LLC,
its general partner

		By:	/s/ Irvin Toole, Jr.
Irvin Toole, Jr.
President and Chief Executive Officer

Dated: August 11, 2005

EXHIBIT INDEX

Exhibit 10.1 —	Common Unit Purchase Agreement dated as of August 9, 2005 between Pacific Energy Partners, L.P. and the Purchasers Named Therein.

Exhibit 99.1* —	Press Release of Pacific Energy Partners, L.P., dated August 9, 2005.

*This Press Release is furnished and not filed, pursuant to Regulation FD.